UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 30, 2008

SulphCo, Inc.

(Exact name of registrant as specified in charter)

Nevada	001-32636	88-0224817
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4333 W. Sam Houston Pkwy N., Suite 190
Houston, Texas  77043
(Address of principal executive offices)  (Zip Code)

(713) 896-9100
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

Equity Line of Credit

On April 30, 2008, SulphCo, Inc. (the “Company,” “SulphCo,” “we” or “us”) entered into what is sometimes termed an equity line of credit arrangement with Azimuth Opportunity Ltd. (“Azimuth”). Specifically, we entered into a Common Stock Purchase Agreement with Azimuth (the “Purchase Agreement”), which provides that, upon the terms and subject to the conditions set forth therein, Azimuth is committed to purchase up to the lesser of $60,000,000 of our common stock, or the number of shares which is one less than 20% of the issued and outstanding shares of our common stock as of the effective date of the Purchase Agreement over the 18-month term of the Purchase Agreement. From time to time over the term of the Purchase Agreement, and at our sole discretion, we may present Azimuth with draw down notices to purchase our common stock over ten consecutive trading days or such other period mutually agreed upon by us and Azimuth (the “Draw Down Period”), with each draw down subject to limitations based on the price of our common stock and a limit of 2.5% of our market capitalization at the time of such draw down. We are able to present Azimuth with up to 24 draw down notices during the term of the Purchase Agreement, with only one such draw down notice allowed per Draw Down Period and a minimum of five trading days required between each Draw Down Period.

Once presented with a draw down notice, Azimuth is required to purchase a pro-rata portion of the shares on each trading day during the trading period on which the daily volume weighted average price for our common stock exceeds a threshold price determined by us for such draw down (the “Threshold Price”). The per share purchase price for these shares equals the daily volume weighted average price of our common stock on each date during the draw down period on which shares are purchased, less a discount ranging from 3.75% to 5.50%, based on the trading price of our common stock. If the daily volume weighted average price of our common stock falls below the Threshold Price on any trading day during a Draw Down Period, the Purchase Agreement provides that Azimuth will not be required to purchase the pro-rata portion of shares of common stock allocated to that day. However, at its election, Azimuth could buy the pro-rata portion of shares allocated to that day at the Threshold Price less the discount described above.

The Purchase Agreement also provides that from time to time and at our sole discretion we may grant Azimuth the right to exercise one or more options to purchase additional shares of our common stock during each Draw Down Period for an amount of shares specified by us based on the trading price of our common stock. Upon Azimuth’s exercise of an option, we would sell to Azimuth the shares of our common stock subject to the option at a price equal to the greater of the daily volume weighted average price of our common stock on the day Azimuth notifies us of its election to exercise its option or the Threshold Price for the option determined by us, less a discount calculated in the same manner as it is calculated in the draw down notices.

In addition to our issuance of shares of common stock to Azimuth pursuant to the Purchase Agreement, our Registration Statement on Form S-3 filed with the Securities and Exchange Commission on August 15, 2007 (File No. 333-145460), or the Registration Statement, also covers the sale of those shares from time to time by Azimuth to the public. Azimuth is an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act.

Azimuth has informed us that it will use an unaffiliated broker-dealer to effectuate all sales, if any, of common stock that it may purchase from us pursuant to the Purchase Agreement. Such sales will be made on the American Stock Exchange at prices and at terms then prevailing or at prices related to the then current market price. Each such unaffiliated broker-dealer will be an underwriter within the meaning of Section 2(a)(11) of the Securities Act. Azimuth has informed us that each such broker-dealer will receive commissions from Azimuth which will not exceed customary brokerage commissions. Azimuth also will pay other expenses associated with the sale of the common stock it acquires pursuant to the Purchase Agreement.

The shares of common stock may be sold in one or more of the following manners:

•	ordinary brokerage transactions and transactions in which the broker solicits purchasers; or

•	a block trade in which the broker or dealer so engaged will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction.

     Azimuth has agreed that during the term of and for a period of 90 days after the termination of the Purchase Agreement, neither Azimuth nor any of its affiliates will, directly or indirectly, sell any of our securities except the shares that it owns or has the right to purchase pursuant to the provisions of a draw down notice. Azimuth has agreed that during the periods listed above neither it nor any of its affiliates will enter into a short position with respect to shares of our common stock except that Azimuth may sell shares that it is obligated to purchase under a pending draw down notice but has not yet taken possession of so long as Azimuth covers any such sales with the shares purchased pursuant to such draw down notice. Azimuth has further agreed that during the periods listed above it will not grant any option to purchase or acquire any right to dispose or otherwise dispose for value of any shares of our common stock or any securities convertible into, or exchangeable for, or warrants to purchase, any shares of our common stock, or enter into any swap, hedge or other agreement that transfers, in whole or in part, the economic risk of ownership of our common stock, except for the sales permitted by the prior two sentences.

In addition, Azimuth and any unaffiliated broker-dealer will be subject to liability under the federal securities laws and must comply with the requirements of the Securities Act and the Securities Exchange Act, including, without limitation, Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of shares of common stock by Azimuth or any unaffiliated broker-dealer. Under these rules and regulations, Azimuth and any unaffiliated broker-dealer:

•	may not engage in any stabilization activity in connection with our securities;

•
must furnish each broker which offers shares of our common stock covered by the prospectus that is a part of our Registration Statement with the number of copies of such prospectus and any prospectus supplement which are required by each broker; and

•	may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Exchange Act.

These restrictions may affect the marketability of the shares of common stock by Azimuth and any unaffiliated broker-dealer.

     We have agreed to indemnify and hold harmless Azimuth, any unaffiliated broker-dealer and each person who controls Azimuth or any unaffiliated broker-dealer against certain liabilities, including certain liabilities under the Securities Act. We have agreed to pay up to an aggregate of $35,000 of Azimuth’s reasonable attorneys’ fees and expenses (exclusive of disbursements and out-of-pocket expenses) incurred by Azimuth in connection with the preparation, negotiation, execution and delivery of the Purchase Agreement and related transaction documentation. We have also agreed to pay expenses incurred by Azimuth in connection with ongoing due diligence of our company of up to $12,500 per calendar quarter. Further, we have agreed that if we issue a draw down notice and fail to deliver the shares to Azimuth on the applicable settlement date, and such failure continues for ten trading days, we will pay Azimuth liquidated damages in cash or restricted shares of our common stock, at the option of Azimuth.

Azimuth has agreed to indemnify and hold harmless us and each of our directors, officers and persons who control us against certain liabilities, including certain liabilities under the Securities Act that may be based upon written information furnished by Azimuth to us for inclusion in a prospectus or prospectus supplement related to this transaction.

Upon each sale of our common stock to Azimuth under the Purchase Agreement, we have also agreed to pay Reedland Capital Partners (“Reedland”), an Institutional Division of Financial West Group, member FINRA/SIPC, a placement fee equal to 1.0% of the aggregate dollar amount of common stock purchased by Azimuth. We have agreed to indemnify and hold harmless Reedland against certain liabilities, including certain liabilities under the Securities Act.

The foregoing descriptions are qualified in their entirety by reference to the Purchase Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated by reference herein.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit
Number	Description
10.1	Common Stock Purchase Agreement between the Company and Azimuth Opportunity Ltd. dated April 30, 2008

99.1	Press Release, dated April 30, 2008

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

SULPHCO, INC.

Dated as of: April 30, 2008	By:	/s/ Stanley W. Farmer
Name: Stanley W. Farmer
Title: Vice President and Chief Financial Officer